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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-153231, Form S-8 No. 333-180866 and Form S-3 No. 333-161300) of GT Advanced Technologies Inc. (formerly GT Solar International, Inc.) and subsidiaries of our report dated June 4, 2010, with respect to the consolidated financial statements of GT Advanced Technologies Inc. (formerly GT Solar International, Inc.) and subsidiaries for the fiscal year ended April 3, 2010 included in this Annual Report (Form 10-K) for the fiscal year ended March 31, 2012 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
May 23, 2012

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM